Exhibit 10.5h
EIGHTH AMENDMENT TO
THE CONNECTICUT WATER COMPANY
EMPLOYEES’ RETIREMENT PLAN
(as amended and restated as of January 1, 1997, except as otherwise provided therein)
     1. The first sentence of Section 10.5 of the Plan is amended to read as follows, effective March 28, 2005:
     “Anything in the Plan contrary notwithstanding, effective as of March 28, 2005, the Committee shall pay benefits to a Participant who retires or otherwise terminates employment with the Employer in a lump sum that is the Actuarial Equivalent of a Participant’s Retirement Income; provided, however, that the lump sum value of such Retirement Income does not exceed $1,000.”
     2. Section 2.36 of APPENDIX D, set forth in the Fourth Amendment, is amended by the addition of the following, immediately after the last paragraph:
“Notwithstanding the foregoing, any individual who is an Employee (of Barnstable Water Company) through the termination of the Interim Management Agreement that the Town of Barnstable and Barnstable Water Company have or will enter into pursuant to section 4.11 of the Asset Purchase Agreement among the Town of Barnstable,” Connecticut Water Service, Inc., the Barnstable Holding Company, the Barnstable, Water Company, and BARLACO, Inc., dated March 10, 2005, relating to the operation of the Barnstable Water Company’s former assets, shall be deemed to have a Year of Benefit Service for the Plan Year in which the termination of such interim Management Agreement occurs, even if such Employee does not complete 1,000 or more Hours of Service for that Plan Year, subject nevertheless to the maximum specified to Section 5. l(iii).”
     3. Section 2.37 of APPENDIX D, set forth in the Fourth Amendment, is amended by the addition of the following, immediately after the last paragraph:
“Notwithstanding the foregoing, any individual who is an Employee (of Barnstable Water Company) through the termination of the interim Management Agreement that the Town of Barnstable and Barnstable Water Company have or will enter into pursuant to section 4.11 of the Asset Purchase Agreement among the Town of Barnstable, Connecticut Water Service, Inc., the Barnstable Holding Company, the Barnstable Water Company, and BARLACO, Inc., dated March 10, 2005, relating to the operation of the Barnstable Water Company’s former assets, shall be deemed to have a Year of Vesting Service for the Plan Year in which the termination of such interim

CERTIFICATE
     The undersigned hereby certifies that The Connecticut Water Company Employees’ Retirement Plan, as amended and restated effective as of January 1,1997, except as otherwise provided therein, was duly amended by the Pension Trust Committee of the Board of Directors of The Connecticut Water Company by an Eighth Amendment on May 11, 2005, and the Plan, as so amended, is in full force and effect.

May 11, 2005	/s/ Michele G. Diacri

Date	Michele G. Diacri
Corporate Secretary

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